Exhibit 99.1

DATALINK REPORTS 2013 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

Fourth Quarter and Annual Revenues Up 18% and 21% Year-Over-Year, Respectively;

Record Results in Line with Updated Guidance

EDEN PRAIRIE, Minn., February 20, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and the year ended December 31, 2013.  Revenues for the quarter ended December 31, 2013, increased 18% to a record $173.4 million compared to $147.3 million for the quarter ended December 31, 2012.  Revenues for the year ended December 31, 2013, increased 21% to a record $594.2 million compared to $491.2 million for the year ended December 31, 2012.  For the year, product revenues increased 17% to $373.0 million and services revenues increased 28% to $221.2 million.

The company’s results for the quarter and year ended December 31, 2013, include the results of operations from the acquisition of substantially all of the assets of Strategic Technologies, Inc. (“StraTech”), which was completed on October 4, 2012.  The results for the fourth quarter of 2013 reflect the full impact of the additional 3.8 million common shares issued in connection with the follow-on stock offering which closed on August 14, 2013.  The dilution on GAAP and non-GAAP earnings from the additional shares outstanding on the 2013 fourth quarter and year end was approximately $0.05 per share and $0.04 per share, respectively.

The fourth quarter of 2013 also includes a $611,000 or $0.02 per share charge for the write-down of the account receivable from StraTech to its estimated realizable value. After the end of the quarter, the company reached a settlement agreement with the former owners of StraTech.

Under the terms of the agreement, the former owners of StraTech agreed to release the entire 242,805 shares of Datalink common stock that were being held in escrow in exchange for a payment of $100,000 and the release of certain other claims.  Based upon the value of the Datalink common stock on the date of the agreement, the company will record income before tax of approximately $877,000 or $0.02 per share in the first quarter of 2014.  The net impact on our financial statements between fourth quarter of 2013 and first quarter of 2014 will be a net gain of approximately $266,000.

GAAP Results

On a GAAP basis, the company reported net earnings of $5.2 million or $0.24 per diluted share for the fourth quarter ended December 31, 2013.  This compares to net earnings of $3.2 million or $0.18 per diluted share in the fourth quarter of 2012.  For the year ended December 31, 2013, the company reported net earnings of $10.0 million or $0.52 per diluted share, compared to net earnings of $10.5 million, or $0.60 per diluted share, for the year ended December 31, 2012.  The decrease in net earnings per share for the year is primarily due to the amortization of intangible assets related to the acquisition of substantially all of the assets of StraTech, the additional dilution from the follow-on offering in August 2013, and the charge relating to the write down of the receivable from StraTech.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2013 were $7.4 million, or $0.34 per diluted share, compared to $5.6 million, or $0.31 per diluted share, in the fourth quarter of 2012.  For the year ended December 31, 2013, the company reported non-GAAP net earnings of $17.9 million, or $0.93 per diluted share, compared to $15.3 million, or $0.88 per diluted share, for the year ended December 31, 2012.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Fourth-quarter and year-end highlights include:

•                  Record fourth quarter revenues exceeding initial guidance, as well as record annual revenues.

•                  A 17% year-over-year increase in product revenues to a record $373.0 million, including a record number of converged data center infrastructure sales.

•                  A 28% year-over-year increase in total services revenues to a record $222.0 million, including 26% and 39% increases in customer support and professional services, respectively.

•                  An expansion of the company’s Advanced Services portfolio spanning data center relocation and migration services, cloud enablement and related IT-as-a-service consulting, and business continuity/disaster recovery.

•                  Continued growth in customers who did over $1 million of business with the company, up from 102 in 2012 to 124 in 2013.

•                  Generated $15.3 million of cash from operations in 2013, contributing to an end-of-year total of more than $76.1 million of cash and investments.

Outlook

Datalink projects revenues of $152.0 million to $162.0 million for the first quarter of 2014 compared to $133.6 million for the first quarter of 2013.  This represents an increase in expected revenues of between 14% and 21%, based on the company’s current backlog, sales pipeline, and historical trends.  The company expects first quarter 2014 net earnings to be between $0.08 and $0.13 per diluted share on a GAAP basis, and net earnings of between $0.14 and $0.19 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.06 per diluted share and $0.18 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2013.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech asset acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.06 per diluted share for the first quarter of 2013.

Conference Call and Webcast Today

Datalink will hold a conference call shortly afterward at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (866) 318-8618. Participants will be asked to identify the Datalink conference call and provide the designated identification number (54485769). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2014 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2012, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts
Greg Barnum
Vice President and CFO
Phone: 952-279-4816
Email: gbarnum@datalink.com

Press
Jill Schmidt
S&S Public Relations, Inc.
Phone: 847-415-9311
Email: jills@sspr.com

Investor Relations
Kim Payne
Investor Relations Coordinator
Phone: 952-279-4794
Fax: 952-944-7869
Email: einvestor@datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net sales:
Products	$111,553	$97,455	$373,008	$319,041
Services	61,815	49,843	221,176	172,161
Total net sales	173,368	147,298	594,184	491,202

Cost of sales:
Cost of products	85,752	76,102	291,671	248,286
Cost of services	46,957	38,541	168,655	130,890
Total cost of sales	132,709	114,643	460,326	379,176
Gross profit	40,659	32,655	133,858	112,026
Operating expenses:
Sales and marketing	17,551	13,724	60,842	48,553
General and administrative	4,948	4,647	20,729	18,227
Engineering	7,126	6,270	27,536	22,974
Integration and transaction costs	15	236	95	359
Amortization of intangibles	1,671	2,338	7,251	4,195
Total operating expenses	31,311	27,215	116,453	94,308
Earnings from operations	9,348	5,440	17,405	17,718
Loss on settlement related to StraTech acquisition	(611)	—	(611)	—
Interest income (expense), net	19	2	(107)	3
Earnings before income taxes	8,756	5,442	16,687	17,721
Income tax expense	3,531	2,210	6,642	7,186
Net earnings	$5,225	$3,232	$10,045	$10,535

Earnings per common share:
Basic	$0.24	$0.19	$0.53	$0.62
Diluted	$0.24	$0.18	$0.52	$0.60
Weighted average common shares outstanding:
Basic	21,516	17,348	19,078	17,114
Diluted	21,991	17,866	19,338	17,491

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$24,871	$10,315
Short term investments	51,214	—
Accounts receivable, net	131,246	144,780
Receivable due from seller of StraTech acquisition	—	3,307
Inventories, net	4,120	2,554
Current deferred customer support contract costs	89,304	87,052
Inventories shipped but not installed	16,000	8,784
Income tax receivable	—	2,430
Other current assets	1,279	852
Total current assets	318,034	260,074
Property and equipment, net	6,722	6,082
Goodwill	37,780	37,780
Finite-lived intangibles, net	13,509	20,760
Deferred customer support contract costs non-current	49,044	40,771
Deferred tax asset	7,116	4,471
Long term lease receivable	510	—
Other assets	393	455
Total assets	$433,108	$370,393
Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$—	$6,000
Floor plan line of credit	19,977	—
Accounts payable	61,296	84,716
Accrued commissions	7,133	8,531
Accrued sales and use tax	2,067	3,489
Accrued expenses, other	8,033	6,027
Income tax payable	11,586	—
Current deferred taxes	1,694	9,034
Customer deposits	4,240	2,894
Current deferred revenue from customer support contracts	110,567	105,167
Other current liabilities	187	157
Total current liabilities	226,780	226,015
Deferred revenue from customer support contracts non-current	59,576	48,167
Other liabilities non-current	956	828
Total liabilities	287,312	275,010

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,785,422 and 18,726,723 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	23	19
Additional paid-in capital	111,239	70,875
Retained earnings	34,534	24,489
Total stockholders’ equity	145,796	95,383
Total liabilities and stockholders’ equity	$433,108	$370,393

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Earnings from operations on a GAAP basis	$9,348	$5,440	$17,405	$17,718
GAAP operating margin	5.4%	3.7%	2.9%	3.6%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	66	849	1,051	874
Total gross margin adjustments	66	849	1,051	874

Stock based compensation expense included in sales and marketing	285	97	1,228	640
Stock based compensation expense included in general and administrative	396	213	1,672	1,341
Stock based compensation expense included in engineering	450	224	1,149	594
Integration and transaction costs	15	236	95	359
Amortization of intangible assets	1,671	2,339	7,251	4,196
Total operating expense adjustments	2,817	3,109	11,395	7,130

Non-GAAP earnings from operations	12,231	9,398	29,851	25,722
Non-GAAP operating margin	7.1%	6.4%	5.0%	5.2%

Interest income (expense), net	19	2	(107)	3
Income tax expense impact including Non-GAAP items	4,876	3,807	11,838	10,419

Non-GAAP net earnings	$7,375	$5,593	$17,906	$15,306

Non-GAAP net earnings per share - Basic	$0.34	$0.32	$0.94	$0.89
Non-GAAP net earnings per share - Diluted	$0.34	$0.31	$0.93	$0.88

Shares used in non-GAAP per share calculation - Basic	21,516	17,348	19,078	17,114
Shares used in non-GAAP per share calculation - Diluted	21,991	17,866	19,338	17,491

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$10,045	$10,535
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:

Change in fair value of trading securities	(187)	—
Provision (benefit) for bad debts	115	(6)
Depreciation	2,102	1,627
Amortization of finite lived intangibles	7,251	4,195
Loss on settlement related to StraTech acquisition	611	—
Deferred income taxes	(9,985)	262
Stock based compensation expense	4,049	2,576
Changes in operating assets and liabilities:
Accounts receivable, net	12,909	(31,544)
Inventories	(8,782)	177
Deferred costs/revenues/customer deposits, net	7,630	4,440
Accounts payable	(23,420)	2,943
Accrued expenses	(814)	4,629
Income tax payable (receivable)	14,016	(2,025)
Other	(270)	1,007
Net cash provided by (used in) operating activities	15,270	(1,184)

Cash flows from investing activities:
Purchases of trading securities, net	(51,027)	—
Maturities of investments	—	1,192
Sales of investments	—	2,294
Purchases of property and equipment	(2,742)	(3,824)
Payment for acquisitions, net of cash acquired	—	(13,172)
Net cash used in investing activities	(53,769)	(13,510)

Cash flows from financing activities:
Net borrowings (payments) under line of credit	(6,000)	6,000
Proceeds from floorplan line of credit	19,977	—
Proceeds from stock offering	39,021	—
Excess tax from stock compensation	885	780
Proceeds from issuance of common stock from option exercise	252	347
Tax withholding payments reimbursed by restricted stock	(1,080)	(1,065)
Net cash provided by financing activities	53,055	6,062

Increase in cash and cash equivalents	14,556	(8,632)
Cash and cash equivalents, beginning of period	10,315	18,947
Cash and cash equivalents, end of period	$24,871	$10,315

Supplemental cash flow information:
Cash paid for income taxes	$1,738	$8,191
Cash received for income tax refunds	$11	$25
Cash paid for interest expense	$154	$25

Supplemental non-cash investing and financing activities:
Non-cash stock issued as consideration for acquisition	$—	$2,025
Non-cash stock received for settlement of StraTech acquisition	$2,647	$—